UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2022 (August 30, 2022)
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore,	Maryland	21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	MKTWW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 30, 2022, Dale Lynch, the Chief Financial Officer of MarketWise, Inc., a Delaware corporation (the “Company”), informed the Company of his decision to voluntarily resign from his position to pursue another professional opportunity. Mr. Lynch’s last day will be September 16, 2022, and he will remain in his current position to assist with the transition of his responsibilities until such date. Mr. Lynch’s resignation is not due to any disagreement with the Company, its board of directors, or its management, or any matter relating to the Company’s strategy, operations, policies, or practices.
James A. McGinness III, the Company’s current Corporate Controller, will serve as Acting Chief Financial Officer, effective as of September 16, 2022, under his existing compensation arrangements. As consideration for Mr. McGinness’ increased responsibilities as Acting Chief Financial Officer, the Company intends to provide special compensatory grants to Mr. McGinness in amounts and on terms to be determined at a later date.
Mr. McGinness, age 44, started working with the Company as a consultant in April 2019 and became Corporate Controller in September 2019. Immediately prior to joining the Company, Mr. McGinness served as corporate controller of GSE Systems, Inc. (NASDAQ) (“GSE”), a leading provider of professional and technical engineering, staffing services, and simulation software to clients in the power and process industries, from August 2016. While at GSE, Mr. McGinness oversaw U.S. Securities and Exchange Commission (“SEC”) reporting obligations, financial statement preparation, Sarbanes-Oxley compliance, and tax compliance. Prior to joining GSE, Mr. McGinness served in various public accounting and SEC-reporting roles at several public companies, including Exelon Corporation (NASDAQ), McCormick & Company, Incorporated (NYSE), T. Rowe Price Group, Inc. (NASDAQ), and WGL Holdings, Inc. (NYSE). Mr. McGinness is a certified public accountant and graduated from the State University of New York at Albany in 2000 with a Bachelor of Science in Accounting.
There is no arrangement or understanding between Mr. McGinness and any other person pursuant to which Mr. McGinness was appointed to serve as Acting Chief Financial Officer. Mr. McGinness has no family relationships that would require disclosure in this Current Report on Form 8-K under Item 401(d) of Regulation S-K promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and he is not a party to any material plan, contract, or arrangement with the Company other than those generally available to all eligible employees of the Company and as disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2022. Mr. McGinness is neither a party to nor has any direct or indirect material interest in any transaction with the Company that would require disclosure in this Current Report on Form 8-K under Item 404(a) of Regulation S-K promulgated under the Securities Act.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: August 31, 2022	By:	/s/ Gary Anderson
	Name:	Gary Anderson
	Title:	General Counsel and Corporate Secretary